Exhibit 23.06


                                October 21, 1996



Gum Tech International, Inc.
4205 North Seventh Avenue
Phoenix, AZ 85013

                    Re: Registration Statement on Form SB-2

Ladies and Gentlemen:

We are counsel for Gum Tech International, Inc., a Utah corporation (the "Company") in connection with the filing of a Registration Statement on Form SB-2 covering the registration of 2,874,715 shares of Common Stock to be sold by certain selling stockholders

We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus constituting a part of the subject Registration Statement.




                                               Very truly yours,



                                               By:  /S/  GARY A. AGRON
                                                    ---------------------------
                                                     Gary A. Agron

GGA/mdi